                                                                   EXHIBIT 10.60


                          INDUSTRIAL SPACE LEASE -- NET









LANDLORD:            4300 East Fifth Avenue LLC
                     1800 Moler Road
                     Columbus, Ohio 43207


TENANT:              Shonac Corporation
                     1675 Watkins Road
                     Columbus, Ohio  43207-1979


LEASED PREMISES:     694,972 square feet in
                     Building 6
                     Columbus International Aircenter
                     Columbus, Ohio

                          INDUSTRIAL SPACE LEASE -- NET
                                TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
I. GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS.........................................1
         1.1   Grant...........................................................................1
         1.2   Term............................................................................1
         1.3   Tenant's Pro Rata Share.........................................................2
         1.4   Agent...........................................................................2
         1.5   Basic Lease Provisions..........................................................2
II. POSSESSION.................................................................................3
         2.1   Possession......................................................................3
         2.2   Tenant's Work...................................................................4
III. PURPOSE...................................................................................5
         3.1   Purpose.........................................................................5
         3.2   Use of Real Estate..............................................................5
IV. RENT.......................................................................................5
         4.1   Annual Rent.....................................................................5
         4.2   Interest On Late Payments.......................................................5
         4.3   Additional Rent.................................................................6
V. IMPOSITIONS.................................................................................6
         5.1   Payment by Tenant...............................................................6
         5.2   Alternative Taxes...............................................................7
         5.3   Other Taxes.....................................................................7
VI. RISK ALLOCATION AND INSURANCE..............................................................7
         6.1   Allocation of Risks.............................................................7
         6.2   Tenant's Insurance..............................................................8
         6.3   Landlord's Insurance............................................................9
         6.4   Form of Insurance...............................................................10
         6.5   Insurance Premiums..............................................................10
         6.6   Fire Protection.................................................................10
         6.7   Waiver of Subrogation...........................................................11
         6.8   Disclaimer OF Liability.........................................................11
VII. DAMAGE OR DESTRUCTION.....................................................................11
         7.1   Landlord's Obligation to Rebuild................................................11
         7.2   Tenant's Rights After Casualty..................................................12
VIII. CONDEMNATION.............................................................................12
         8.1   Taking of Whole.................................................................12
         8.2   Partial Taking..................................................................12
         8.3   Temporary Taking................................................................13
         8.4   Payment to Tenant...............................................................13
IX. MAINTENANCE AND ALTERATIONS................................................................13
         9.1   Landlord's Maintenance..........................................................13
         9.2   Tenant's Maintenance............................................................13
         9.3   Alterations.....................................................................14
X. ASSIGNMENT AND SUBLETTING...................................................................15
         10.1  Consent Required................................................................15
         10.2  Other Transfer of Lease.........................................................17
XI. LIENS AND ENCUMBRANCES.....................................................................17
         11.1  Encumbering Title...............................................................17
         11.2  Liens and Right to Contest......................................................18
XII. UTILITIES.................................................................................18
         12.1  Utilities.......................................................................18
XIII. INDEMNITY................................................................................19
         13.1  Indemnity.......................................................................19
XIV. RIGHTS RESERVED TO LANDLORD...............................................................19
         14.1  Rights Reserved to Landlord.....................................................19

                                                                                              Page
                                                                                              ----
         14.2  Maintenance Costs...............................................................21
XV. QUIET ENJOYMENT............................................................................22
         15.1  Quiet Enjoyment.................................................................22
XVI. SUBORDINATION OR SUPERIORITY..............................................................22
         16.1  Subordination or Superiority....................................................22
XVII. SURRENDER................................................................................22
         17.1  Surrender.......................................................................22
         17.2  Removal of Tenant's Property....................................................23
         17.3  Holding Over....................................................................23
XVIII. ENVIRONMENTAL CONDITIONS................................................................23
         18.1  "Environmental Condition" Defined...............................................23
         18.2  Compliance by Tenant............................................................24
         18.3  Environmental Indemnity.........................................................24
         18.4  Testing and Remedial Work.......................................................25
XIX. REMEDIES..................................................................................25
         19.1  Defaults........................................................................25
         19.2  Remedies........................................................................26
         19.3  Remedies Cumulative.............................................................27
         19.4  No Waiver.......................................................................27
         19.5  Default Under Other Leases......................................................28
         19.6  Delinquent Rent.................................................................28
XX. SECURITY DEPOSIT -[INTENTIONALLY DELETED]..................................................28
XXI. MISCELLANEOUS.............................................................................28
         21.1  Tenant's Statement..............................................................28
         21.2  Estoppel Certificates...........................................................28
         21.3  Landlord's and Tenant's Right to Cure...........................................28
         21.4  Amendments Must be in Writing...................................................29
         21.5  Notices.........................................................................29
         21.6  Short Form Lease................................................................29
         21.7  Time of Essence.................................................................29
         21.8  Relationship of Parties.........................................................29
         21.9  Captions........................................................................29
         21.10 Severability....................................................................29
         21.11 Law Applicable..................................................................30
         21.12 Covenants Binding On Successors.................................................30
         21.13 Brokerage.......................................................................30
         21.14 Landlord Means Owner............................................................30
         21.15 Lender's Requirements...........................................................30
         21.16 Signs...........................................................................30
         21.17 Parking Areas...................................................................30
         21.18 Force Majeure...................................................................31
         21.19 Landlord's and Tenant's Expenses................................................31
         21.20 Execution of Lease by Landlord..................................................31
         21.21 Tenant's Authorization..........................................................31
         21.22 Exculpatory Clause..............................................................32
         21.23 Airport Access..................................................................32
         21.24 Expansion Area..................................................................32
         21.25 Consent.........................................................................33




Exhibit A - Legal Description
Exhibit B - Site Plan
Exhibit C - Footprint of Premises
Exhibit D - Subordination, Non-Disturbance and Attornment Agreement

                          INDUSTRIAL SPACE LEASE -- NET


     THIS LEASE is made this ____ day of ___________, 2000, by and between 4300 East Fifth Avenue LLC, an Ohio limited liability company (hereinafter sometimes referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-0410, and Shonac Corporation, an Ohio corporation (hereinafter sometimes referred to as "Tenant"), with offices at 1675 Watkins Road, Columbus, Ohio 43207-1979, who hereby mutually covenant and agree as follows:

     I. GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS

     1.1 GRANT. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, premises consisting of approximately 694,972 square feet of area in Building No. 6 of the Columbus International Aircenter, which premises are commonly known as 4150 East Fifth Avenue, Columbus, Ohio 43219. The Columbus International Aircenter comprises approximately 178.966 acres, more or less, of real property in Franklin County, Ohio, which real property is legally described on Exhibit A, attached hereto and made a part hereof (hereinafter sometimes referred to as the "Real Estate"). The premises are outlined on the site plan attached hereto as Exhibit B and made a part hereof (the "Site Plan"). Said premises, together with all improvements now located or to be located on said premises during the term of this Lease, shall collectively be referred to herein as the "Leased Premises". A footprint of the Leased Premises is delineated on Exhibit C, attached hereto and made a part hereof. The Leased Premises contain approximately 483,160 feet of warehouse space (the "Warehouse Space"), approximately 142,700 square feet of mezzanine space (the "Mezzanine Space") and approximately 69,112 square feet of office space (the "Office Space").

     Tenant shall also have the non-exclusive right to use all common areas of the Real Estate, as the same may be modified, altered and reduced from time to time during the term hereof. Said common areas include all taxiways and airplane parking and servicing areas designated from time to time by Landlord. Tenant acknowledges that Landlord may promulgate reasonable rules and regulations in connection with the use of all such common areas, and Tenant's use thereof shall not unreasonably interfere with the use of said common areas by Landlord or other tenants, occupants or users of the Real Estate, as well as their respective customers, employees, agents, licensees, contractors, subcontractors and invitees (hereinafter collectively the "Permitted Parties"), so long as Landlord has provided a copy of same to Tenant, nor shall Tenant's use interfere with the environmental remediation activities of the United States of America, as hereinafter set forth. Tenant acknowledges that this Lease is subject to the terms and conditions of the Declaration of Restrictions and Easements, dated October 17, 1997, and recorded as Instrument No. 199710170122036, Recorder's Office, Franklin County, Ohio and Tenant agrees to comply with all provisions thereof.

     Tenant acknowledges that it shall have no right of access to Port Columbus International Airport by virtue of this Lease. Any such access shall be pursuant to the terms of a separate agreement between Tenant and the Columbus Airport Authority. In the event Tenant enters into such an agreement with the Columbus Airport Authority, Tenant agrees to abide by all of the terms and conditions thereof, and Tenant shall indemnify Landlord in the event of any liability to Landlord on account of Tenant's non-compliance therewith.

     1.2 TERM. The term of this Lease shall commence upon Tenant taking physical possession of any portion of the Leased Premises (hereinafter sometimes referred to as "Commencement Date") and shall end on December 31, 2016, unless sooner terminated as herein set forth. The term "Lease Year" shall be defined as each successive period of twelve (12) consecutive calendar months, with the first Lease Year commencing on January 1, 2002.


                                       i

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     The date on which Tenant first takes physical possession of any portion of the Leased Premises shall be the "Tenant Entrance Date". The time period between the Tenant Entrance Date and the first day of the first Lease Year shall be referred to as the "Initial Occupancy Period".

     Landlord hereby grants to Tenant the option to extend the Term of this Lease for three (3) consecutive option terms of five (5) years each, referred to herein as "First Option Term", "Second Option Term", and "Third Option Term". The First Option Term shall commence at the end of the original Term of this Lease, the Second Option Term shall commence at the end of the First Option Term, and the Third Option Term shall commence at the end of the Second Option Term. So long as Tenant is then in possession of the Leased Premises and is not in default hereunder, Tenant may elect to exercise each option by giving the Landlord written notice at least two hundred seventy (270) days prior to the expiration of the original Term or the then existing Option Term. Said Option Terms shall be upon the same terms, covenants and agreements as are herein set forth, including, without limitation, increases in annual rent as set forth in
Section 1.5(b)(ii) below.

     1.3 TENANT'S PRO RATA SHARE. As used in this Lease, "Tenant's Pro Rata Share" shall initially be Twenty-three percent (23%). Tenant's Pro Rata Share shall be based upon a fraction, the numerator of which is the number of square feet in the Leased Premises, and the denominator of which is the number of leasable square feet of building space on the Real Estate, which is approximately Three Million (3,000,000) square feet as of the date hereof, as the same shall be adjusted, from time to time, during the Term hereof to reflect the then existing number of leasable square feet on the Real Estate.

         1.4 AGENT. As used in this Lease, the term "Agent" shall mean the agent of Landlord. Until otherwise designated by notice in writing from Landlord, Agent shall be Schottenstein Management Company, 1800 Moler Road, Columbus, Ohio 43207, Attn: Vice President, Real Estate. Tenant may rely upon any consent or approval given in writing by Agent or upon notice from Agent or from the attorneys for Agent or Landlord.

     1.5 BASIC LEASE PROVISIONS. These basic lease provisions are intended for convenience only, and any conflict between these provisions and the body of the Lease shall be resolved in favor of the body of the Lease.

     (a) Purpose (See Section 3.1): The Leased Premises shall be used as a general warehouse and distribution facility, together with business offices in connection therewith, and for no other purpose whatsoever without the prior written consent of Landlord.

     (b)  Annual Rent (See Section 4.1):

          (i)  Initial Occupancy Period

               Annual Rent during the Initial Occupancy Period shall be equal to that amount which Tenant is no longer required to pay its landlord for Tenant's Watkins Road facility due to Tenant's transition out of said space to the Leased Premises.

          (ii) Lease Term

               Annual Rent, from and after the commencement of the first Lease Year, shall be as follows:


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


                                                           Monthly
          Period:                     Annual Rent:      Installments:
          -------                     ------------      -------------
          Yrs. 1-5                   $2,084,916.00      $173,743.00
          Yrs. 6-10                  $2,258,695.00      $188,221.58
          Yrs. 11-15                 $2,432,402.00      $202,700.17
          Yrs. 16-20 (1st option)    $2,606,145.00      $217,178.75
          Yrs. 21-25 (2nd option)    $2,779,887.96      $231,657.33
          Yrs. 26-30 (3rd option)    $2,953,631.04      $246,135.92

     (c)  Payee (See Section 4.1): 4300 East Fifth Avenue LLC.

     (d) Payee's Address (See Sections 4.1 and 4.2): 1798 Frebis Avenue, Columbus, Ohio 43206.

     (e)  Form of Insurance (See Article VI): The insurance specified in Section
          6.1 shall comply with the provisions of Section 6.2. Initial Tenant's Monthly Pro Rata Share of Insurance Premiums (See Sections 4.3 and 6.5): $1,158.29 ($0.02/s.f.).

     (f) Initial Monitoring Service Charge (See Sections 4.3 and 6.6): to be paid by Landlord.

     (g) Water and Sewerage Charge (See Sections 4.3 and 12.1): to be paid by Landlord.

     (h)  Initial Tenant's Pro Rata Share of Monthly Impositions (See Sections
          4.3 and 5.1): $13,320.30 ($0.23/s.f.).

     (i) Initial Tenant's Pro Rata Share of Monthly Maintenance Costs (See Sections 4.3, 9.1 and 14.2): $14,478.58 ($0.25/s.f.).

     (j) Tenant's Address (for notices) (See Section 21.5): 1675 Watkins Road, Columbus, Ohio 43207-1979, with copy to: 1800 Moler Road, Columbus, Ohio 43207, Attn: Law Department.

     (k) Landlord's Address (for notices) (See Sections 21.5 regarding notices and 16.1(c) regarding notices to Landlord's lender): 1800 Moler Road, Columbus, Ohio 43207, Attn: Law Department, and to 1798 Frebis Avenue, Columbus, Ohio 43206.

     (l)  Broker(s) (See Section 21.13): None.

     (m)  Guarantor's Name and Address: None

     (n)  Rider: List any Riders that are attached: None.

                                 II. POSSESSION

     2.1 POSSESSION. Except as otherwise expressly provided herein, Landlord shall deliver possession of the warehouse portion of the Leased Premises to Tenant upon full execution of this Lease in their condition as of the execution and delivery hereof, reasonable wear and tear and damage by casualty excepted, with the roof to be in "leak-free" condition, and siding installed on the exterior of the Leased Premises, and Landlord's environmental remediation to the Leased Premises completed, including the removal of all asbestos from the interior of the Leased Premises. Because possession is


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being granted prior to commencement of the first Lease Year, such occupancy shall be subject to all the terms and conditions of this Lease. Tenant acknowledges that possession of the mezzanine and office portions of the Leased Premises may not be delivered to Tenant until the June 1, 2000. If Landlord shall be unable to deliver possession of the remainder of the Leased Premises to Tenant on or before September 1, 2000 due to the failure of the existing tenant, the United States of America, to vacate such portion of the Leased Premises upon expiration of the term of its lease with Landlord, and/or on account of delays caused by Tenant, then Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected, except as expressly provided in this paragraph. Under such circumstances, unless the delay is the fault of Tenant, annual rent and other charges which would otherwise be payable hereunder shall not commence until the date possession of the Leased Premises is given to Tenant. If such delay is the fault of Tenant, annual rent and other charges shall commence as set forth herein if Landlord would have otherwise delivered the Leased Premises to Tenant but for such delay caused by Tenant. In the event possession of the mezzanine and office portions of the Leased Premises are not delivered by January 1, 2001, and the delay is not the fault of Tenant, then in such event the date set forth herein for the commencement of annual rent and other charges hereunder shall be delayed one (1) day for each day after January 1, 2001 until possession of all of the Leased Premises has been delivered to Tenant. In the event possession of the mezzanine and office portions of the Leased Premises are not delivered by March 1, 2001, and the delay is not the fault of Tenant, then in such event Tenant shall have the right and option to elect to terminate this Lease and all further liability and obligations of the parties hereunder at any time thereafter but prior to delivery of possession of the mezzanine and office portions of the Leased Premises to Tenant by notice to Landlord. Landlord acknowledges that Tenant will be moving out of its existing facility into the Leased Premises in three (3) phases, currently contemplated by Tenant to occur on or about April 1, 2001, May 31, 2001 and November 30, 2001, and Landlord agrees to reasonably cooperate with Tenant to facilitate said transition.

     2.2 TENANT'S WORK. Upon delivery of possession to Tenant, Tenant agrees to make the improvements to the Leased Premises described in this Section 2.2 (the "Tenant's Work"). In consideration for the construction allowance payable by Landlord pursuant to this Section 2.2, Tenant hereby represents and warrants to Landlord that it will spend no less than Twenty One Million Five Hundred Thousand Dollars ($21,500,000.00) for Tenant's Work. In the event Tenant spends less than said amount, Landlord and Tenant agree to equally share in said savings. The Tenant's Work shall be done in a good and workmanlike manner under a build to suit contract in accordance with the preliminary plans and specifications prepared by Sage Collaborative, Inc. and engineered by Larsen Engineering, dated December 2, 1999, with a full set of plans to be preapproved by both parties at a later date. Any changes thereto by Tenant shall be approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be in compliance with all applicable building codes, laws ordinances and regulations. Upon substantial completion of the various phases of Tenant's Work, and upon delivery of lien waivers from all parties performing such phases of Tenant's Work to Landlord, Landlord agrees to make progress payments to Tenant on a monthly basis therefor, in an amount equal to the product of the cost of Tenant's Work in place for which Tenant has not been paid and which has not been subject to a construction draw request from Tenant multiplied by a fraction, the numerator of which fraction is Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00) (the "Construction Allowance"), and the denominator of which fraction is the total anticipated cost of Tenant's Work, provided such total amount disbursed by Landlord shall not exceed the full Construction Allowance.

     Landlord agrees to act as Tenant's construction manager for Tenant's Work, utilizing Landlord's personnel, to provide expertise as needed by Tenant in connection


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with construction management services for Tenant's Work.

III. PURPOSE

     3.1 PURPOSE. The Leased Premises shall be used and occupied only for the Purpose set forth in Section 1.5(a) hereof, except that no such use shall (a) violate any certificate of occupancy or law, ordinance or other governmental regulation in effect from time to time affecting the Leased Premises or the use thereof, including all recorded instruments of record, (b) cause injury to the improvements, (c) cause the value or usefulness of the Real Estate or any part thereof to diminish, (d) constitute a public or private nuisance or waste, (e) authorize Tenant to use, treat, store or dispose of hazardous or toxic materials on the Real Estate, or (f) render the insurance on the Leased Premises void or the insurance risk more hazardous, provided, however, that if Tenant's use of the Leased Premises does make the insurance risk more hazardous then, without prejudice to any other remedy of Landlord for such breach, Tenant shall pay to Landlord, on demand, the amount by which Landlord's insurance premiums are increased as a result of such use, which payment shall be in addition to the payment by Tenant for premiums as provided in Section 6.3 hereof. Tenant shall not use or occupy the Leased Premises contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto.

     3.2 USE OF REAL ESTATE. Tenant acknowledges that the Real Estate is adjacent to the Columbus International Airport (the "Airport") and that portions of the Real Estate may be used for storage, repair, loading and unloading of airplanes and other services associated with the Airport and airplanes. Tenant's operations as a general warehouse distribution facility at the Real Estate and the Airport, including the hiring of employees or contractors, shall be in full compliance with all security, safety and other regulations of the Federal Aviation Administration, United States State Department or other applicable governmental or quasi-governmental authorities having jurisdiction over the Real Estate and/or the Airport. Landlord hereby represents to Tenant that, as of the date of execution hereof, Landlord is not aware of any such regulations or restrictions which would be violated by Tenant's operation of the Leased Premises as a general warehouse distribution facility and Landlord further agrees that it shall promptly advise Tenant at such time as Landlord becomes aware of any such regulations or restrictions. Tenant further acknowledges that these uses generate substantial noise and other emissions and covenants that Tenant will not interfere with these uses of the Real Estate. Tenant consents to the above uses of the Real Estate and agrees that such use shall not interfere with its use of the Leased Premises nor shall Tenant permit any use of the Leased Premises which shall be inconsistent with the use of the Real Estate and the adjacent Airport. Tenant acknowledges and consents to any expansion of the Airport, including without limitation one which includes a major runway, or a portion thereof, between the current Airport runways and the Leased Premises.

                                    IV. RENT

     4.1 ANNUAL RENT. Beginning with the Tenant Entrance Date and the commencement of the first Lease Year, as applicable, Tenant shall pay, without demand, annual rent as set forth in Section 1.5(b) hereof payable monthly in advance on or before the first day of each month during the term of this Lease in installments as set forth in said Section. Rent shall be paid to or upon the order of Payee at the Payee's Address. Landlord shall have the right to change the Payee or the Payee's Address by giving written notice thereof to Tenant. All payments of rent shall be made without any deduction, set off, discount or abatement whatsoever, in lawful money of the United States.

     4.2 INTEREST ON LATE PAYMENTS. Each and every installment of rent and each and every payment of other charges hereunder which shall not be paid when due and not paid within five (5) days after notice thereof shall bear interest at the highest rate then payable by Tenant in the state in which the Leased Premises are located or, in the

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absence of such a maximum rate, at a rate per annum equal to four percent (4%)
in excess of the announced prime rate of interest of National City Bank, Columbus, in effect on the due date of such installment(s), from the date when the same is payable under the terms of this Lease until the same shall be paid; provided that payment of such interest shall not excuse default in the payment of rent or other sums due hereunder.

     4.3 ADDITIONAL RENT. Tenant shall also pay to Landlord as additional rent the sum of Tenant's Pro Rata Share of Impositions (defined in Section 5.1), Landlord's insurance (pursuant to Article 6), Common Area Utility Charges (pursuant to Section 12.1(b), below), and Landlord's Maintenance Costs (defined in Section 14.2). The amounts payable pursuant to the preceding sentence shall be paid to Landlord each month on the dates and at the place specified for the payment of annual rent, unless Landlord notifies Tenant in writing of a different address therefor.

     During the Initial Occupancy Period, Tenant's contributions to Impositions, Insurance Premiums and Maintenance Costs (including common area utility charges) (as specified in Sections 5.1, 6.5, 12.1(b) and 14.2 herein) shall not exceed Fifty Cents (50") per square foot per year, payable monthly, less the per square foot amount paid by Tenant each month for said items at its Watkins Road Facility.

                                 V. IMPOSITIONS

     5.1 PAYMENT BY TENANT.

     (a) Definition of Impositions. Tenant shall pay to Landlord, as additional rent for the Leased Premises, Tenant's Pro Rata Share of all (i) taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which are payable during the term of this Lease upon the Real Estate or any part thereof or upon any improvements at any time situated thereon, (ii) any assessment by any association of owners of property in the complex of which the Real Estate is a part which is payable during the term of this Lease and (iii) all fees and costs incurred by Landlord during the Lease term for the purpose of contesting or protesting tax assessments or rates ("Impositions"). For the purpose of determining the amount of Impositions payable by Landlord during any year, there shall be added to the amount of Impositions paid or payable by Landlord an amount equal to any tax abatements or comparable credits allowed to Landlord by the City of Columbus or other applicable governmental jurisdiction for such year. Tenant's Pro Rata Share of such Impositions shall be prorated between Landlord and Tenant for the first Lease Year and as of the expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord's reasonable estimate thereof). Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, in which event Tenant shall be obligated to pay its Pro Rata Share of only those installments paid during the term of this Lease and any extensions thereof. There shall be excluded from Impositions all federal income taxes, state and local net income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

     (b) Calculation of Tenant's Pro Rata Share of Impositions. Tenant's Pro Rata Share of such Impositions shall be determined by (i) multiplying Tenant's Pro Rata Share (as set forth in Section 1.3 hereof) by the amount of Impositions (as defined in Section 5.1(a) above) paid or payable in a Lease Year and (ii) subtracting from the result thereof the amount of any tax abatement or comparable credit specifically applicable to the Leased Premises. If any such tax abatement or other credit includes the Leased Premises and other portions of the Real Estate, the amount of such abatement or credit to be subtracted in (ii) above shall be the amount of such tax abatement or credit, multiplied by a fraction, the numerator of which shall be the number of square feet of


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


leasable space in the Leased Premises and the denominator of which shall be the number of square feet of leasable space in the portion of the Real Estate for which the tax abatement or credit was given. Tenant's Pro Rata Share of Impositions shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor or, at Landlord's election, in monthly installments in amounts reasonably estimated by Landlord. Tenant's Pro Rata Share of all Impositions shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Impositions incurred during such accounting year and Tenant's Pro Rata Share thereof. To the extent Tenant's Pro Rata Share of such costs is greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Any excess payment made by Tenant shall be credited against future installments of such Pro Rata Share of Impositions. Tenant's estimated monthly Pro Rata Share of Impositions may thereafter be adjusted by written notice from Landlord.

     (c) Real Estate Tax Appeals. Tenant shall have the right to compel Landlord to appeal Impositions if Tenant notifies Landlord in writing that Tenant has made a good faith determination that Impositions exceed an amount which Tenant believes are consistent with the fair market value of the Real Estate. In the event Landlord receives such notice, Landlord shall contest such Impositions by counsel reasonably satisfactory to Landlord. The cost to contest the Impositions shall be added to Impositions and Tenant shall pay its pro rata share thereof; provided, however, that Tenant shall receive a pro rata share of any reduction in Impositions based upon the leasable square footage of those tenant's leasing portions of the Real Estate which is the subject of such appeal of Impositions, prorated to reflect the term of the Lease.

     5.2 ALTERNATIVE TAXES. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the Real Estate, or the rent, additional rent or other income therefrom and shall be imposed upon Landlord, in lieu of or in substitution for previously existing Impositions, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term "Impositions" for the purpose hereof, to the extent that such Impositions would be payable if the Real Estate were the only property of Landlord subject to such Impositions, and Tenant shall pay its Pro Rata Share of Impositions as so defined.

     5.3 OTHER TAXES. Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the Leased Premises during the term of this Lease.

                        VI. RISK ALLOCATION AND INSURANCE

     6.1 ALLOCATION OF RISKS. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is required by the terms hereof to be covered by insurance, any loss, cost, damage or expense, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Tenant, its officers, employees, agents, contractors and customers ("Tenant Protected Parties"), and without regard to the fault of Landlord, Agent, their respective members, officers, directors, employees, agents and contractors ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

     (a) Tenant shall bear the risk of bodily injury, personal injury or death, or damage to property, or to third persons, occasioned by events occurring within, on or about the Leased Premises, regardless of the party at fault, if any. Said risks shall be insured as provided in
          Section 6.2(a).

     (b) Landlord shall bear the risk of bodily injury, personal injury, or death or damage to property, or to third persons, occasioned by events occurring on or about the Real Estate (other than premises leased to tenants), regardless of the party at fault, if any; provided, however, Landlord shall not bear the risk for the Ramp Area, including but not limited to all aircraft thereon, as such area is designated on the Site Plan. Said risk shall be insured against as provided in Section 6.3(a).

     (c) Tenant shall bear the risk of bodily injury, personal injury, or death or damage to property, or to third persons, occasioned by any event occurring on or about the Real Estate, including the Ramp Area as designated on the Site Plan (but excluding premises leased to other tenants), provided such event is occasioned by the wrongful act or omission of any of Tenant Protected Parties. Said risk shall be insured against as provided in Section 6.2(a).

     (d) Tenant shall bear the risk of damage to contents, trade fixtures, machinery, equipment, furniture, furnishings and property of Tenant, Tenant's Protected Parties and property in Tenant's control, care and custody in the Leased Premises arising out of loss by all events required to be insured against pursuant to Section 6.2(b)

     (e) Landlord shall bear the risk of damage to the building on the Real Estate arising out of loss by events required to be insured against pursuant to Section 6.3(b).

Notwithstanding the foregoing, provided the party required to carry insurance under Section 6.2(a) or Section 6.3(a) hereof does not default in its obligation to do so, if and to the extent that any loss occasioned by any event of the type described in Section 6.1(a) or Section 6.1(b) exceeds the coverage or amount of insurance actually carried, or results from an event not required to be insured against and not actually insured against, the party at fault shall pay the amount not actually covered under these respective policies.

     6.2 TENANT'S INSURANCE. Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

     (a) The Landlord Protected Parties as "additional insureds", and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm, corporation or entity and arising from, related to or connected with the Leased Premises, Tenant's use thereof or operations therein, or on the non-taxiway portions of the common areas of the Real Estate for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $3,000,000.00 combined single limit per occurrence/aggregate. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis, and such liability policies shall include products and completed operations liability insurance. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord Protected Parties and Tenant Protected Parties from judgments which might result from such claims, demands or actions. Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity set forth above and in Section 13.1 below.

     (b) All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party.

     (c) Tenant Protected Parties from all worker's compensation claims, including employer's liability with minimum limits of $500,000.00 per occurrence.

     (d) Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises.

     (e) Tenant agrees to maintain, at its own expense, for the benefit of itself, Tenant's Protected Parties and Landlord's Protected Parties, excess and/or umbrella liability insurance of such types and with limits not less than Twenty Five Million Dollars ($25,000,000.00) as may be approved by Landlord, insuring against liability for damage or loss to property, and against liability for personal injury or death, arising from acts or omissions of Tenant, its agents, employees or invitees. Said excess and/or umbrella policies shall include all liability policies in Section 6.2(a), employer's liability in Section 6.2(c) and hangar liability in Section 6.2(e) as underlying policies.

     (f) Automobile liability naming Landlord as additional insured with minimum of $1,000,000.00 limits for property damage, death or bodily injury. This policy shall be for the benefit of Tenant and Landlord for any claims, demands or actions made by or on behalf of any person or persons, firm, corporation, or entity arising from the control, operation or use of any vehicle by Tenant or Tenant's Protected Parties on or about the Real Estate. The automobile policy shall be listed as an underlying policy on the umbrella policy referred to in
          Section 6.2(e).

     Tenant agrees to provide Landlord with notice of any self-insurance programs and Landlord shall have the right to approve any such programs. Any insurance deductibles or self-insurance amounts shall be the responsibility of Tenant, and any deductibles or self-insurance amounts in excess of $250,000 shall be approved in advance by Landlord.

     6.3 LANDLORD'S INSURANCE. Landlord shall procure and maintain policies of insurance insuring:

     (a) Commercial general liability (including products and completed operations) or other policy forms which would provide similar coverages on behalf of Landlord and Landlord's Protected Parties for those claims of bodily injury or property damage arising from the Real Estate and the operations of the Landlord and Landlord's Protected Parties. Said liability insurance policy shall be written on an "occurrence" basis with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) policy aggregate limit, and One Million

          Dollars ($1,000,000.00) limit for products and completed operations.

          Umbrella liability insurance providing a minimum of Fifty Million Dollars ($50,000,000.00) limit naming the commercial general liability policy (Section 6.3(a)(i)) as an underlying policy.

     (b) The building containing the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). The insurance coverage shall be for not less than 90% of the full replacement cost of the Leased Premises for an agreed amount basis with the insurance carrier, with sufficient limits to replace the Leased Premises of similar utility purpose. . Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Tenant Protected Party.

     (c) Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Leased Premises are untenantable due to fire or other casualty (for the period reasonably determined by Landlord).

     (d) Flood or earthquake insurance whenever, in the reasonable judgment of Landlord, such protection is necessary and it is available at commercially reasonable cost.

     6.4 FORM OF INSURANCE. All of the aforesaid insurance shall be in reputable companies licensed to do business in the State of Ohio with a minimum A.M. Best rating of "A". Landlord shall have the right to self-insure and use high deductibles or self-insured retention levels to help control the cost of insurance premiums. As to Tenant's insurance, the insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, and shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. Originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage. Landlord shall have the right, from time to time, to increase the occurrence limits and/or policy limits of Landlord and/or Tenant hereunder, as Landlord may reasonably determine.

     6.5 INSURANCE PREMIUMS. Tenant shall pay to Landlord, as additional rent for the Leased Premises, Tenant's Pro Rata Share of any premiums for all property, boiler and machinery, worker's compensation, crime insurance, business income and liability insurance (with all endorsements) paid annually by Landlord with respect to the Real Estate (collectively, "Insurance Premiums"). Tenant shall be obligated to pay its Pro Rata Share of only those annual premiums which relate to insurance coverage during the term of this Lease. Tenant's Pro Rata Share of such premiums shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor, or at Landlord's election, in monthly installments in amounts estimated by Landlord. Tenant's proportionate share of all insurance costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). Landlord shall furnish to Tenant a statement showing in reasonable detail the actual insurance costs incurred during such accounting year and Tenant's Pro Rata Share thereof. To the extent Tenant's Pro Rata Share of such costs is greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Any shortfall shall be credited against future installments of rent. Tenant's estimated monthly insurance costs thereafter may be adjusted by written notice from Landlord.

     6.6 FIRE PROTECTION. Tenant shall conform the Leased Premises with all applicable fire codes of any governmental authority, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, including, without limitation, the installation and maintenance of adequate fire extinguishers, and/or any other unique requirements based on Tenant's occupancy. Landlord agrees to coordinate the installation and/or modification of the sprinkler systems, alarms and/or special hazards fire protection for the Leased Premises provided that Tenant shall be responsible for any additional cost caused solely on account of Tenant's particular use of the Leased Premises. Landlord is providing a sprinkler monitoring system with a direct connection to the local fire department or monitoring service. In the event of impairment of the sprinkler system, the party discovering such impairment shall immediately notify the other party hereto. During the period of any such impairment or shutdown of the fire protection system(s), Tenant shall cease any operations which may create any form of flame, spark, combustible risk or explosive atmosphere.

     In addition to the Monitoring Service Charge payable by Tenant as set forth in the preceding paragraph (if any), Tenant shall, upon invoice therefor, reimburse Landlord for Landlord's costs incurred in maintaining and repairing any sprinkler or other fire suppression system, such costs to be prorated based upon Tenant's proportionate share of the floor space in the Building in which the Leased Premises is situated. Landlord and Tenant hereby agree that all maintenance and repair on the sprinkler systems, alarms and/or special hazard fire protection shall be the responsibility of the Tenant for those systems affording protection to the Leased Premises.

     6.7 WAIVER OF SUBROGATION. Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the Leased Premises or in connection with the Real Estate or activities conducted thereon or therewith, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, including all other tenants of the Building. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions in accordance with the foregoing so long as the same are available.

     6.8 DISCLAIMER OF LIABILITY. To the extent of the insurance carried by Tenant or required by the terms of this Lease to be carried by Tenant, Tenant hereby disclaims, and releases Landlord and Landlord's Protected Parties from any and all liability, whether in contract or tort (including strict liability and negligence), for any loss, damage, or injury of any nature whatsoever sustained by Tenant and Tenant's Protected Parties, during the term of this Lease. The parties hereby agree that under no circumstances shall Landlord be liable for indirect, consequential, special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits or other damage related to the leasing of the Premises under this Lease. Tenant shall also hold Landlord and Landlord's Protected Parties harmless from and against any and all liability, fines, or other charges incurred as a result of alleged violations of airport security regulations (FAR parts 107 and 139) by Tenant and Tenant's Protected Parties.

     To the extent of the insurance carried by Landlord or required by the terms of this Lease to be carried by Landlord, Landlord hereby disclaims, and releases Tenant from any and all liability, whether in contract or tort (including strict liability and negligence), for any loss, damage, or injury of any nature whatsoever sustained by Landlord and

Landlord's Protected Parties, during the term of this Lease. The parties hereby agree that under no circumstances shall Tenant be liable for indirect, consequential, special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits or other damage related to this Lease. Landlord shall also hold Tenant and Tenant's Protected Parties harmless from and against any and all liability, fines, or other charges incurred as a result of alleged violations of airport security regulations (FAR parts 107 and 139) by Landlord and Landlord's Protected Parties.

                           VII. DAMAGE OR DESTRUCTION

     7.1 LANDLORD'S OBLIGATION TO REBUILD. In the event the Leased Premises are damaged by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof within sixty (60) days after such damage and shall complete such restoration, repair or rebuilding within one hundred fifty (150) days after the commencement thereof, provided that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. If the casualty or the repair, restoration or rebuilding caused thereby shall render the Leased Premises untenantable, in whole or in part, rent shall be equitably abated during the period of untenantability and Tenant shall have no liability for the abated rent. If such a fire, explosion or other casualty damages the building in which the Leased Premises are located, in a material or substantial way, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within sixty (60) days after the occurrence of the event causing the damage by notice to Tenant. In such event, the obligation of Tenant to pay rent and other charges hereunder shall end as of the date when the damage occurred.

     7.2 TENANT'S RIGHTS AFTER CASUALTY. In the event of any substantial damage or destruction to the Leased Premises, Landlord shall notify Tenant within thirty (30) days thereafter of the anticipated time to complete the repair, restoration or rebuilding thereof. In the event the anticipated time is greater than one hundred fifty (150) days from the date of such casualty, then in such event Tenant shall have the right to elect to terminate this Lease by notice to Landlord within thirty (30) days after receipt of Landlord's estimate of the anticipated time to restore the Leased Premises. Additionally, in the event any damage or destruction to the Leased Premises is not repaired, restored or rebuilt, as the case may be, within one hundred fifty (150) days after such damage or destruction, then in such event Tenant shall have the right and option to elect to terminate this Lease by notice to Landlord at any time prior to substantial completion of such work by Landlord; provided, however, that upon receipt of any such notice, Landlord shall have the right to nullify such election by notice to Tenant so long as Landlord substantially completes the repair, restoration or rebuilding of the Leased Premises within thirty (30) days after receipt of Tenant's notice.

                               VIII. CONDEMNATION

     8.1 TAKING OF WHOLE. If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Real Estate or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall continue to pay rent and other charges hereunder until the Lease term is terminated and any Impositions and premiums prepaid by Tenant, or which accrue prior to the termination, shall be adjusted between the parties.

     8.2 PARTIAL TAKING. If only a part of the Leased Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 8.1 hereof, Landlord shall repair and restore the Leased Premises and all improvements thereon, to the extent reasonably practicable, provided that Landlord shall not hereby be required to expend for repair and restoration any sum in excess of the Award. Any portion of the Award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord's sole property. The rent shall be equitably abated following delivery of possession to the condemning body. If the portion of the building within which the Leased Premises are located shall be so taken or condemned in a material or substantial way, Landlord may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after such taking. In such event, the Award shall be paid to and be the sole property of Landlord.

     8.3 TEMPORARY TAKING. If the whole or a part of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, but only on a temporary basis, then in such event this Lease shall continue in full force and effect, without any abatement of rent whatsoever, but the Award paid on account of such temporary taking shall be paid to Tenant in full satisfaction of all claims of Tenant on account thereof.

     8.4 PAYMENT TO TENANT. Notwithstanding the provisions of this Article VIII, in the event of a termination of this Lease on account of a taking, then in such event Landlord agrees that Tenant may prosecute a claim in such condemnation proceeding for (a) the reasonable relocation and moving costs incurred by Tenant on account thereof, (b) the unamortized balance of Tenant's leasehold improvements to the Leased Premises (less the construction allowance paid by Landlord hereunder), which balance shall be calculated by amortizing such costs on a straight-line basis over the initial fifteen (15) year Lease term, and (c) the value of the remaining leasehold interest of Tenant for the then existing term of this Lease. Tenant agrees that it shall not have the right to claim any other compensation in such proceeding.

                         IX. MAINTENANCE AND ALTERATIONS

     9.1  LANDLORD'S MAINTENANCE.

     (a) Landlord shall perform all maintenance, repairs and replacements of the roof and the structural components of the Leased Premises (unless caused by Tenant's use of or alterations to the Leased Premises). Tenant shall pay to Landlord Tenant's Pro Rata Share of the costs and expenses incurred by Landlord in fulfilling its obligations under this
          Section 9.1 pursuant to the reimbursement provisions set forth in
          Section 14.2 below, except that, subject to Section 6.1(d) hereof, if the necessity for any such maintenance, repairs or replacements results from any act or omission or negligence of Tenant, its agents, employees, contractors, customers or invitees, Tenant shall pay to Landlord all of the costs and expenses incurred by Landlord in performing such work. Such payment shall be additional rent hereunder and shall be paid to Landlord within thirty (30) days after Landlord bills Tenant therefor.

     (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors (other than aircraft hangar doors), windows and plate glass surrounding the Leased Premises; (ii) heating, ventilating or air-conditioning equipment in the Leased Premises; and (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Landlord shall, in any event, have ten
          (10) days after notice from Tenant stating the need for repairs to commence such repairs (unless an emergency in which event Landlord shall proceed forthwith), and Landlord shall thereafter proceed with due diligence to complete same.

     9.2  TENANT'S MAINTENANCE.

     (a) Except as provided in Section 9.1 hereof, Tenant shall keep and maintain the entire interior of the Leased Premises, specifically including, without limitation, all the heating, ventilating and air conditioning equipment, pipes and conduits in good condition and repair. As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary structural and non-structural repairs and replacements on account of (i) Tenant's use of the Leased Premises, and (ii) any improvements made to the Leased Premises by Tenant. As to any repairs costing in excess of $10,000.00 and as to any replacements whatsoever, Tenant shall, in connection therewith, comply with the requirements of Section 9.3(b) hereof. Tenant shall keep the Leased Premises from falling out of repair or deteriorating and shall keep the same safe, secure and clean and in full compliance with all health and safety regulations in force. Nothing in Section 1.5(a) shall be deemed to limit Tenant's obligation under this Section 9.2(a). Tenant shall promptly remove any debris left by Tenant, its employees, agents, contractors or invitees in the parking area or other exterior areas of the Real Estate. Tenant agrees to cooperate with any other tenants on the Real Estate in connection with exterior maintenance and repairs not performed by Landlord hereunder to the end that any exterior repairs and maintenance will be performed in a uniform manner acceptable to Landlord. In connection therewith, Tenant and such other tenants may agree among themselves as to the allocation of costs and responsibilities.

     (b) Without limiting Tenant's obligations under Section 9.2(a) hereof, Tenant shall, at all times during the term of this Lease, have and keep in force a maintenance contract in form and with a contractor satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Schedule I attached hereto and made a part hereof), and providing for necessary repairs thereto. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord.

     9.3  ALTERATIONS.

     (a) Subsequent to the completion of Tenant's Work, Tenant shall thereafter make all additions, improvements and alterations on the Leased Premises, and on and to the appurtenances and equipment thereof, required on account of Tenant's particular use of the Leased Premises and required by any governmental authority or which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation claiming by, through or under Tenant. Tenant shall also be entitled to construct non-load bearing partition walls without Landlord's consent. Except as provided in the immediately preceding sentences, Tenant shall not create any openings in the roof or exterior walls, or make any other exterior or structural alterations to the Leased Premises (hereinafter "Alterations") without Landlord's prior written consent, which consent Landlord may, in its discretion, withhold. Notwithstanding the foregoing, any alterations or improvements by Tenant which alter the location of partition walls, fire walls, ceilings or other fire protection shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

     (b) As to any Alterations which Tenant is required hereunder to perform or to which Landlord consents, and as to all additions, improvements and alterations required by any governmental authority or which may be made necessary by the act or neglect of Tenant, and as to any repairs costing in excess of $10,000.00, and as to any replacements of the foregoing, or as to work performed pursuant to Article XVIII hereof, such work shall be performed with new materials, in a workman-like manner, strictly in accordance with plans and specifications therefor first approved in writing by Landlord and in accordance with all applicable laws and ordinances. Tenant shall, prior to the commencement of such work, deliver to Landlord copies of all required permits, and builders risk (or installation floater) insurance coverage to the extent of the cost of the Alterations. Tenant shall permit Landlord to monitor construction operations in connection with such work, and to restrict, as may reasonably be required, the passage of manpower and materials, and the conducting of construction activity in order to avoid unreasonable disruption, hazard or inconvenience to Landlord or other tenants of the Real Estate or to Permitted Parties or damage to the Real Estate or the Leased Premises. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings or final working drawings marked by the general contractor to show changes made in the field. In the event Tenant performs any work not in compliance with the provisions of this
          Section 9.3(b), Tenant shall, upon written notice from Landlord, immediately remove such work and restore the Leased Premises to their condition immediately prior to the performance thereof. If Tenant fails so to remove such work and restore the Leased Premises as aforesaid, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Leased Premises and perform said obligation of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Leased Premises nor render Landlord liable in any manner to Tenant.

     (c) In no event shall Tenant be entitled to use the roof of the Leased Premises or any other roof on the Real Estate without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. In the event Tenant obtains Landlord's consent to utilize the roof of the Leased Premises or any other roof of a building on the Real Estate, Tenant shall only use Landlord's roofing contractor for all purposes for which Landlord has consented.

     (d) All improvements and Alterations made to the Leased Premises by Tenant shall, immediately upon attachment to the Leased Premises or installation thereof, be deemed the property of Landlord and Tenant shall have no further right or claim to the title thereof.

     (e) Tenant shall have the right upon written notice to Landlord to install satellite equipment upon the roof of the Leased Premises, subject to Landlord's approval of the equipment and the manner of installation, which approval shall not be unreasonably withheld or delayed. Tenant agrees to indemnify and hold harmless Landlord and Landlord's Protected Parties from any loss, cost or expense (including damage to property and injury to person) arising out of the installation, maintenance, operation, repair, replacement and removal of such equipment. Tenant further agrees that such equipment shall not (i) violate any governmental laws, rules and regulations, including, without limitation, those promulgated by the Federal Aviation Administration ("FAA"), (ii) interfere with any other tenants located at the Columbus International Aircenter, or (iii) result in an unsightly condition. Tenant shall be fully responsible for the maintenance and repair of such equipment and shall remove such equipment at the expiration or early termination of the Term of the Lease.

                          X. ASSIGNMENT AND SUBLETTING

     10.1 CONSENT REQUIRED.

     (a) Tenant shall not, without Landlord's prior written consent, (i) assign, convey or mortgage this Lease or any interest therein; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Leased Premises or any part thereof; (iv) amend a sublease previously consented to by the Landlord; or (v) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. If Tenant proposes to assign the Lease or enter into any sublease of the Leased Premises, Tenant shall deliver written notice thereof to Landlord, together with the proposed terms of such assignment or sublease agreement at least thirty (30) days prior to the effective date thereof. Any proposed assignment or sublease shall be expressly subject to the terms, conditions and covenants of this Lease. Any proposed assignment shall contain a written assumption by assignee of all of Tenant's obligations under this Lease. Any sublease shall (i) provide that the sublessee shall procure and maintain the insurance required of Tenant in accordance with the terms of Section 6.2(b) and Section 9.3(b) hereof, (ii) provide for a copy to Landlord of notice of default by either party, and (iii) otherwise be reasonably acceptable to Landlord.

     (b) Landlord's consent to any assignment or subletting shall not unreasonably be withheld; in making its determination as to whether to consent to any proposed assignment or sublease, Landlord may consider, among other things, the creditworthiness and business reputation of the proposed assignee or subtenant, the compatibility of the proposed use of the Leased Premises with the general character of the Real Estate, and any other factors which Landlord may reasonably deem relevant. Tenant's remedy, in the event that Landlord shall unreasonably withhold its consent to an assignment or subletting, shall be limited to injunctive relief or declaratory judgment and in no event shall Landlord be liable for damages resulting therefrom. No consent by Landlord to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting or to any sub-subletting.

          Landlord's consent shall not be withheld if Tenant provides sufficient evidence to Landlord, such that Landlord can verify that: (i) the proposed use complies with the terms hereof; (ii) such use is consistent with the general character of the Real Estate, (iii) the proposed assignee maintains a tangible net worth of at least Sixty Million Dollars ($60,000,000.00) and (iv) the proposed assignee has sufficient business experience and a good business reputation. Notwithstanding any such transfer, Tenant shall nevertheless remain fully and primarily liable hereunder.

     (c) In the event that Tenant proposes to assign the Lease or enter into a sublease of all or substantially all of the Leased Premises, Landlord shall have the right, in lieu of consenting thereto, to terminate this Lease. Landlord may exercise said right by giving Tenant written notice thereof within thirty (30) days after receipt by Landlord of Tenant's notice, given in compliance with Section 10.1(a) hereof, of the proposed assignment or sublease. In the event that Landlord exercises such right, Tenant shall surrender the Leased Premises on the date set forth in Landlord's notice to Tenant as the termination date, in which event Tenant shall vacate and surrender the Leased Premises as required herein, and this Lease shall thereupon terminate. Landlord may, in the event of such termination, enter into a lease with any proposed assignee or subtenant for the Leased Premises.

          Notwithstanding the foregoing paragraph, Tenant shall have the right to notify Landlord that it is considering assigning or subletting all or substantially all of its interest in this Lease prior to actively marketing the Leased Premises and/or negotiating the terms of any assignment or subletting thereof, in which event such notice shall trigger Landlord's thirty (30) day right to elect to recapture the Leased Premises and terminate this Lease. In the event Tenant provides Landlord with such notice of its intent to pursue an assignment or subletting of all or substantially all of the Leased Premises, and Landlord fails to elect to terminate the Lease within said thirty (30) day period, then Landlord shall not be entitled to elect to terminate this Lease as outlined in the immediately preceding paragraph for a period of nine (9) months thereafter.

     (d) In the event that Tenant subleases the Leased Premises, Tenant shall pay to Landlord monthly, as additional rent hereunder, fifty percent (50%) of the amount calculated by subtracting from the rent and other charges and consideration payable from time to time by the subtenant to Tenant for said space, the amount of rent and other charges payable by Tenant to Landlord under this Lease, allocated (based on the relative rentable square foot area of the total Leased Premises and of that portion of the Leased Premises so subleased by Tenant) to the subleased portion of the Leased Premises.

     (e) No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

     (f) Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Leased Premises, in whole or in part, to a "Related Party" (as hereinafter defined) without obtaining Landlord's consent. The term "Related Party" means any person, firm, corporation or legal entity which directly controls, is controlled by, or is under common control by the Schottenstein Family. The term "Schottenstein Family" means any of Jay L. Schottenstein, Susan S. Diamond, Ann S. Deshe, Lori Schottenstein, Geraldine Schottenstein, or their respective spouses or children or any trusts or entities of which any of such persons are beneficiaries and which any of such persons control, directly or indirectly. The term "control" means the possession, directly, of the power to direct or cause the direction of the management and policies


                                     xviii
          of Tenant, whether through the ownership of voting securities or by contract. Additionally, Tenant shall have the right, without the consent of the Landlord, to assign this Lease or sublet all or any portion of the Leased Premises to (a) a parent, subsidiary or affiliate corporation of the Tenant, (b) a successor by merger, acquisition or consolidation of the Tenant or its parent or subsidiary, or (c) a corporation acquiring all or substantially all of the assets of Tenant, its parent or subsidiary; provided, however that in the event of any of the foregoing, Tenant shall remain fully liable hereunder.

     10.2 OTHER TRANSFER OF LEASE. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest therein.

                           XI. LIENS AND ENCUMBRANCES

     11.1 ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises or the Real Estate, nor shall the interest or estate of Landlord in the Leased Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises or the Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises and the Real Estate.

     11.2 LIENS AND RIGHT TO CONTEST. Tenant shall not permit the Leased Premises or the Real Estate to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises or the Real Estate by reason of nonpayment thereof; provided further, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. Tenant hereby agrees to indemnify and hold Landlord harmless for any liability, cost, damage and expense occasioned by any mechanic's lien filed against the Leased Premises or the Real Estate on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with the Leased Premises or the Real Estate.

                                 XII. UTILITIES

     12.1 UTILITIES.

     (a) Tenant shall purchase all utility services, including but not limited to fuel, electricity, and steam heat, but excluding water and sewerage, from the utility complex or entity, providing such service to the Real Estate, as directed by Landlord, and shall pay for such services within thirty (30) days after receipt of an invoice therefor. In the event that at any time during the term of this Lease, said utility or municipality increases its charge to Landlord for water and/or sewerage service to the Real Estate over the charge for such service made as of the date of this Lease, then Tenant shall pay to Landlord an amount equal to Tenant's Pro Rata Share of the increase in said utility's or municipality's charge to Landlord. Landlord shall

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


          give written notice to Tenant of any such increase and Tenant shall commence paying the increased charge on the effective date of said utility's or municipality's increase. Should any utility service be separately metered, Tenant pay all such amounts for services to the Leased Premises promptly prior to the due date thereof. Landlord shall not be liable for the quality or quantity of or interference involving any such utilities. During the term hereof, whether the Leased Premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the Leased Premises so as to avert any damage to the Leased Premises on account of cold weather.

     (b) Tenant shall pay to Landlord, as additional rent for the Leased Premises, Tenant's Pro Rata Share of the charges for utilities used for areas of common use by the tenants on the Real Estate. Such charges shall be paid by Tenant to Landlord within thirty (30) days after Landlord bills Tenant therefor, or, at Landlord's election, in monthly installments in amounts estimated by Landlord.

     (c) Notwithstanding anything to the contrary contained in Section 12.1(a) or Section 12.1(b) above, during the period beginning on the Tenant Entrance Date and ending on May 31, 2001, Landlord shall pay for all utilities consumed by Tenant at the Leased Premises and for Tenant's Pro Rata Share of the charges for utilities used for areas of common use by the tenants on the Real Estate. From and after June 1, 2001, Tenant shall be responsible for all such costs and expenses as provided in this Lease.

                                 XIII. INDEMNITY

     13.1 INDEMNITY. Tenant will protect, indemnify and save harmless Landlord Protected Parties (as defined in Section 6.1) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (i) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;
(ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof; (iii) any violations or alleged violations of airport security regulations by Tenant and all Permitted Parties of Tenant; (iv) any use of the Leased Premises by Tenant, including but not limited to, the use of electronic or radar monitoring or transmission equipment or related transmissions; or (v) any and all liability, fines or other charges incurred as a result of alleged violations of airport or aviation security regulations by Tenant and its Permitted Parties. In case any action, suit or proceeding is brought against Landlord by reason of any occurrence described in this Section 13.1, Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The costs indemnified against hereunder and assumed under Article VI include, without limitation, any claims due to loss suffered by the Landlord, Landlord's other tenants, the Permitted Parties, the Columbus Airport Authority, the tenants of the Columbus Airport Authority, or the City of Columbus, Ohio. The obligations of Tenant under this
Section 13.1 shall survive the expiration or earlier termination of this Lease.

     Landlord will protect, indemnify and save harmless Tenant Protected Parties (as defined in Section 6.1) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of (i) any failure on the part of Landlord to perform or comply with any of the terms of this Lease, (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof by Landlord, or
(iii) any violations or alleged violations of airport security regulations by


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


Landlord and all Permitted Parties of Landlord. In case any action, suit or proceeding is brought against Tenant by reason of any occurrence described in this Section 13.1, Landlord will, at Landlord's expense, by counsel approved by Tenant, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The costs indemnified against hereunder and assumed under Article VI include, without limitation, any claims due to loss suffered by the Tenant, the Permitted Parties, the Columbus Airport Authority, the tenants of the Columbus Airport Authority, or the City of Columbus, Ohio. The obligations of Landlord under this Section 13.1 shall survive the expiration or earlier termination of this Lease.

                        XIV. RIGHTS RESERVED TO LANDLORD

     14.1 RIGHTS RESERVED TO LANDLORD. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and Agent reserves the following rights to be exercised at Landlord's election:

     (a) To change the street address of the Leased Premises or the name of the project which includes the Leased Premises;

     (b) To inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises or the building of which the Leased Premises are a part, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Leased Premises to mechanical, fire protection systems, alarm systems, electrical, and other facilities, systems, serving other premises in the building of which the Leased Premises are a part, or which serve other parts of the Real Estate;

     (c) Upon reasonable advance notice and with appropriate supervision, to show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises;

     (d) During the last year of the Lease term, to place and maintain the usual "For Rent" sign in or on the Leased Premises or the Real Estate, and at any time during the Lease term to place and maintain "For Sale" signs on the Real Estate; and

     (e) If Tenant shall theretofore have vacated the Leased Premises (but not earlier than during the last ninety (90) days of the Lease term), to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy.

     (f) To promulgate rules and regulations for the operation and use of the common areas, including the parking areas for the common use and benefit of the tenants of the Real Estate and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the

          Real Estate who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Real Estate, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas. Provided, however, that in no event shall any such changes under this paragraph (i) materially adversely affect parking, ingress, egress or access to the Leased Premises or
          (ii) modify the two way traffic pattern between Building 6 and Building 7 required by Tenant for Tenant's truck access to the Leased Premises.

     (g) Remove any obstructions in the common areas created or permitted by Tenant, including towing vehicles parked in restricted parking zones at Tenant's sole cost and expense.

Upon reasonable advance notice and with appropriate supervision, Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours unless an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

     14.2 MAINTENANCE COSTS.

     (a) Tenant shall pay to Landlord, as additional rental, in monthly installments based on Landlord's estimates, from time to time, simultaneously with payment of minimum rental called for under Section 5, Tenant's Pro Rata Share of the "maintenance cost" for the operation, maintenance, repair and replacement of the common areas and those costs incurred by Landlord pursuant to Section 9.1 above.

     (b) The maintenance costs for the common areas shall be computed on an accrual basis, and shall include all costs incurred by Landlord in connection with operating, securing, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including workmen's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) to the extent not included in Section 12.1(b), the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) to the extent not included in Section 6.5, cost of insurance for public liability and property insurance and boiler and machinery insurance for property in the common areas which are not part of the building, and crime insurance; (viii) the cost of operating, repairing and maintaining the central HVAC system, to the extent the Leased Premises are served thereby; (ix) one-half (1/2) of all costs properly chargeable to a capital account and (x) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed ten percent (10%) of the total of all maintenance costs (excluding item (vii) above) for such accounting year (all of the foregoing are collectively referred to herein as "Maintenance Costs."

          Maintenance Costs shall not include greater than one-half (1/2) of any costs incurred by Landlord properly chargeable to a capital account.

     (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas.

     (d) Tenant's proportionate share of all Maintenance Costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's Pro Rata Share thereof. To the extent Tenant's Pro Rata Share of such costs is greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Any shortfall shall be credited against future installments of rent. Tenant's estimated monthly Maintenance Costs thereafter may be adjusted by written notice from Landlord.

     (e) Notwithstanding anything to the contrary contained herein, Tenant's contribution to Impositions, Insurance Premiums and Maintenance Costs (including common area utility charges) (as the foregoing items are more particularly specified in Sections 5.1, 6.5, 12.1(b) and 14.2 herein) shall not exceed Fifty Cents (50c) per square foot per year during the first Lease Year; Sixty Cents (60c) per square foot per year during the second Lease Year; Seventy Cents (70c) per square foot per year during the third Lease Year; Eighty Cents (80c) per square foot per year during the fourth Lease Year; and Ninety Cents (90c) per square foot per year during the fifth Lease Year.

                               XV. QUIET ENJOYMENT

     15.1 QUIET ENJOYMENT. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                        XVI. SUBORDINATION OR SUPERIORITY

     16.1 SUBORDINATION OR SUPERIORITY.

     (a) This Lease is subject and subordinate to the lien of any deed of trust, mortgage or mortgages now placed upon Landlord's interest in the Real Estate. Landlord agrees to obtain a non-disturbance agreement for Tenant from its existing lender, United States of America, on the form agreement previously approved by said lender, which form is attached hereto as Exhibit D and made a part hereof.

     (b) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages hereafter placed upon Landlord's interest in the Leased Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Tenant shall execute any instrument presented to Tenant for the purpose of

                                     xxiii
          effecting such subordination so long as the subordination is substantially in the form attached as Exhibit D. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

     (c) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the Leased Premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

                                 XVII. SURRENDER

     17.1 SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, in good condition and repair, reasonable wear and tear and loss by fire or other casualty excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required herein, or because of Tenant's particular use of the Leased Premises (even if permitted pursuant to Section 1.5(a) hereof), or because of Tenant's failure to have in force a maintenance contract as required by Section 9.2(b) hereof, shall not be deemed "reasonable wear and tear." Tenant shall deliver to Agent all keys to all doors therein. As used herein, the term "improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.3 hereof) whether or not permitted under said Section 9.3. All alterations, including the Alterations, improvements and additions, temporary or permanent, made in or upon the Leased Premises by Tenant, or made by Landlord on Tenant's behalf, shall become Landlord's property immediately upon installation thereof and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any alterations, including the Alterations, and to restore the Leased Premises to their condition prior to the making of any such alterations, repairing any damage occasioned by such removal and restoration, unless Landlord has consented to the installation thereof, in which event no such removal may be required by Landlord. For purposes of this Section 17.1, Tenant's Work is hereby deemed approved by Landlord. Notwithstanding the foregoing, Landlord may compel Tenant to remove its racking and conveyors from the Leased Premises at the end of the term. Said right shall be exercised by Landlord giving written notice thereof to Tenant on or before ten (10) days after any such termination. If Landlord requires removal of any alterations and Tenant does not make such removal in accordance with this Section at the time of such termination, or within thirty (30) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

     17.2 REMOVAL OF TENANT'S PROPERTY. Upon the termination of this Lease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any damage to the Leased Premises which may result from such removal, and shall restore

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


the Leased Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease Term, Landlord, may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a bill of sale, without further payment or credit by Landlord to Tenant.

     17.3 HOLDING OVER. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section 19.2 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises. For each month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay monthly rental at a rate equal to 125% of the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.

                         XVIII. ENVIRONMENTAL CONDITIONS

     18.1 "ENVIRONMENTAL CONDITION" DEFINED. As used in this Lease, the phrase "Environmental Condition" shall mean: (a) any adverse condition relating to surface water, ground water, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TOSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Leased Premises are located, or any political subdivision thereof, relating to such matters (collectively "Environmental Laws"). Landlord hereby represents and warrants to Tenant that there is no Environmental Condition known to Landlord which would prevent the use of the Building by Tenant as a general warehouse facility.

     18.2 COMPLIANCE BY TENANT. Tenant shall, at all times during the Lease term, comply with all Environmental Laws applicable to the Leased Premises and shall not, in the use and occupancy of the Leased Premises, cause or contribute to, or permit or suffer any other party to cause or contribute to any Environmental Condition on or about the Leased Premises. Tenant shall not, however, be responsible for environmental conditions existing prior to Tenant's possession of the Leased Premises except for Tenant's acts or omissions that worsen, in any way, said conditions, and only to the extent of the worsening. Landlord shall use its best efforts to cause its predecessor in interest, the United States of America, to be responsible for all pre-existing Environmental Conditions which it is to perform. Landlord shall be responsible for all pre-existing Environmental Conditions other than those which the United States of America is to perform. In the event that the United States of America fails to perform as provided above, Landlord agrees that Landlord and not Tenant shall be responsible for said pre-existing Environmental Conditions. Without limiting the generality of the foregoing,

Tenant shall not, without the prior written consent of Landlord, receive, keep, maintain or use on or about Leased Premises any substance as to which a filing with a local emergency planning committee, the State Emergency Response Commission or the fire department having jurisdiction over the Leased Premises is required pursuant to '311 and/or '312 of the Comprehensive Environmental Response, Compensation or Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA") (which latter Act includes the Emergency Planning and Community Right-To-Know Act of 1986); in the event Tenant makes a filing pursuant to SARA or maintains substances as to which a filing would be required, Tenant shall simultaneously deliver copies thereof to Agent, or notify Agent in writing of the presence of those substances.

     18.3 ENVIRONMENTAL INDEMNITY. Tenant shall protect, indemnify and save harmless Landlord, Agent and all of their respective members, directors, officers, employees and agents from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant or the Permitted Parties of Tenant ("Tenant Contamination"). In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any Tenant Contamination, Tenant will, at Tenant's expense, by counsel reasonably approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this Section 18.3 shall survive the expiration or earlier termination of this Lease, and Tenant shall, notwithstanding a termination of this Lease, continue to pay rent for the Leased Premises in the same amount paid during the last year of the term hereof until such time as all remediation work required to cure such matter has been completed.

     Landlord shall protect, indemnify and save harmless Tenant and all of its respective members, directors, officers, employees and agents from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Landlord or the Permitted Parties of Landlord ("Landlord Contamination"). In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any Landlord Contamination, Landlord will, at Landlord's expense, by counsel reasonably approved by Tenant, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. During any remediation necessitated of any Landlord Contamination, the rent payable hereunder shall be equitably adjusted to the extent of any material adverse interference with Tenant's use and occupancy of the Leased Premises. The obligations of Landlord under this Section 18.3 shall survive the expiration or earlier termination of this Lease.

     18.4 TESTING AND REMEDIAL WORK. Landlord may conduct tests and routine audits on or about the Leased Premises for the purpose of determining the presence of any Environmental Condition. If such tests and/or audits indicate the presence of an Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant or its Permitted Parties, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of conducting such tests. Without limiting Tenant's liability under
Section 18.3 hereof, in the event of any such Environmental Condition, Tenant shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law and with Section 9.3(b) hereof. If Tenant fails to promptly remedy same, then Tenant shall deposit with Landlord an amount sufficient to cause the remediation of same, based upon Landlord's reasonable estimate of the cost thereof, and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after Landlord bills Tenant therefor, or Landlord shall promptly refund to Tenant any excess deposit, as the case may be. Additionally, pursuant to a deed filed for record on October 17, 1997 as Instrument Number 199710170122033, Recorder's Office, Franklin County, Ohio ("Deed"), it is the obligation of the United States of America to undertake certain environmental remediation on the Real Estate, which obligation may interfere with Tenant's use of the Leased Premises. Tenant agrees to make no claim against the United States of America as a result of such interference so long as such remediation is in accordance with the terms of the Deed.

                                  XIX. REMEDIES

     19.1 DEFAULTS. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

     (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or rider approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

     (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant to or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

     (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

     (d) The Leased Premises are levied upon by any revenue officer or similar officer on account of the actions of Tenant; or

     (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof;

     (f)  Tenant shall abandon the Leased Premises during the term hereof; or

     (g) Tenant shall default in any payment of rent or in any other payment required to be made by Tenant hereunder when due as herein provided (all of which other payments shall be deemed "additional rent" payable hereunder), or shall default under Sections 6.1 or 6.2 hereof, and any such default shall continue for five (5) business days after notice thereof in writing to Tenant; or

     (h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

                                     xxvii

     (i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty
          (30) days after notice thereof in writing to Tenant; or

     (j) Tenant shall default under any agreement with the Columbus Airport Authority, the Federal Aviation Administration, the Ohio Environmental Protection Agency, or with any other governmental entity.

     (k) Tenant shall violate any provision of the Declaration of Restrictions and Easements.

     19.2 REMEDIES. Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant except as hereinabove expressly provided for, to enter into and upon the Leased Premises in such event with or without process of Law and to repossess the Leased Premises by force, self-help or otherwise without process of law as Landlord's former estate and to expel or remove Tenant and any other who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damages resulting therefrom and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Tenant. If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord shall use reasonable efforts to mitigate its damages arising out of Tenant's default; Landlord


                                     xxviii
shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Landlord has leased or sought to lease other vacant premises owned by Landlord, whether on the Real Estate or not, in preference to reletting the Leased Premises, or by reason of the fact that Landlord has sought to relet the Leased Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate). If Tenant shall default under Section 19.1(i) and if such default cannot with due diligence be cured within said period of thirty (30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate such default, and vigorously pursues such cure to completion thereafter, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not timely cured.

     19.3 REMEDIES CUMULATIVE. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

     19.4 NO WAIVER. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power to be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary to Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

     19.5 DEFAULT UNDER OTHER LEASES. A default in this Lease, or in any other lease made by Tenant for any premises on the Real Estate shall, at the option of the Landlord, be deemed a default under this Lease, the other lease or both leases.

     19.6 DELINQUENT RENT. In the event Tenant shall be late in the payment of rent or other charges required to be paid hereunder more than two (2) times in any twelve (12) calendar month period (provided notice of such payment or other monetary default shall have been given to Tenant, but regardless of whether Tenant shall have timely cured any such payment or other defaults of which notice was given), and in addition to the other remedies set forth herein, Tenant shall pay to Landlord, as liquidated damages, ten percent (10%) of such delinquent amount, together with such delinquent amount.

                              XX. SECURITY DEPOSIT
                             [INTENTIONALLY DELETED]

                               XXI. MISCELLANEOUS

     21.1 TENANT'S STATEMENT. Tenant shall furnish to Landlord, within ten (10) days after written request therefor from Landlord, a copy of the then most recent financial statement of Tenant certified by Tenant's chief financial officer. It is mutually agreed that Landlord may deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Real Estate, but otherwise Landlord shall treat such statements and information contained therein as confidential. Landlord may only deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Real Estate, on the condition that such other party or parties keep such information confidential and only use such information for such lending or purchase analysis and for no other unrelated reason.

     21.2 ESTOPPEL CERTIFICATES. Landlord and Tenant shall, at any time and from time to time upon not less than ten (10) days' prior written request from the other, execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to the requesting party, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the other party is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, whether Tenant has any rights of setoff or self-help under this Lease, and such other accurate certifications as may reasonably be required by the requesting party or its mortgagee, agreeing to give copies to any mortgagee of all notices required under this Lease and agreeing to afford the requesting party's mortgagee a reasonable opportunity to cure any default. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or Real Estate and their respective successors and assigns.

     21.3 LANDLORD'S AND TENANT'S RIGHT TO CURE. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Tenant in the State of Ohio, or, in the absence of such a maximum rate, at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of National City Bank of Columbus, Columbus, Ohio in effect on the date of such advance, from the date of the advance to the date of repayment by Tenant to Landlord.

     Tenant may, but shall not be obligated to, cure any default by Landlord solely with respect to the Leased Premises (specifically including, but not by way of limitation, Landlord's failure to obtain insurance or make repairs); and whenever Tenant so elects, all reasonable costs and expenses are paid by Tenant in curing such default, including without limitation reasonable attorney's fees, shall be reimbursed by Landlord to Tenant within thirty (30) days after demand therefor, together with copies of all invoices evidencing such expenditures, together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Landlord in the State of Ohio, or, in the absence of such a maximum rate, at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of National City Bank of Columbus, Columbus, Ohio in effect on the date of such advance, from the date of the advance to the date of repayment by Landlord to Tenant. No such right to cure by Tenant shall be deemed a right to offset any such amount against monies payable by Tenant to Landlord in the event Landlord fails to reimburse Tenant as required hereunder.

     21.4 AMENDMENTS MUST BE IN WRITING. This document contains the entire agreement between the parties hereto with respect to the subject matter hereof. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by both parties hereto.

     21.5 NOTICES. Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-0410, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mail by certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to (i) President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207, and (ii) Law Department, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to the Leased Premises, with a copy to Law Department, 1800 Moler Road, Columbus, Ohio 43207. All notices shall be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

     21.6 SHORT FORM LEASE. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the term of the Lease.

     21.7 TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     21.8 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

     21.9 CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     21.10 SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     21.11 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

     21.12 COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     21.13 BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Broker(s), whose commission Landlord covenants and agrees to pay in the amount agreed to by Landlord. Tenant covenants to pay, hold harmless, indemnify and defend Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent other than Broker(s) with respect to this Lease or the negotiation thereof.

     21.14 LANDLORD MEANS OWNER. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Real Estate, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

     21.15 LENDER'S REQUIREMENTS. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the rent or other changes hereunder, or in any other regard as will substantially or materially affect the rights of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice.

     21.16 SIGNS. Tenant shall install no exterior sign without Landlord's prior written approval of detailed plans and specifications therefor.

     21.17 PARKING AREAS. It is understood by and between the parties hereto that parking on the Real Estate, unless as otherwise specifically designated by Landlord as exclusive parking, is allocated to the tenants thereof on an unreserved basis, and Tenant, its employees and invitees may use not more than Tenant's Pro Rata Share thereof. Landlord shall have no obligation to Tenant to enforce parking limitations imposed on other tenants on the Real Estate. If Tenant uses parking in excess of that provided for herein, and if such excess use occurs on a regular basis, and if Tenant fails, after written notice from Landlord, to reduce its excess use of parking area, then such excess use shall constitute a default under this Lease.

     Landlord agrees that it shall designate approximately twenty four (24) spaces in close proximity to the Building for Tenant, the initial location of which is depicted on the Site Plan. Landlord and Tenant also agree that Tenant shall have the exclusive right to use the parking lot located across Fifth Avenue and as more particularly depicted on page 2 of Exhibit B (the "Parking Lot"). Tenant agrees that it is leasing the parking lot in an as is condition, subject to all the terms and conditions of this Lease, except that Tenant agrees to pay for all repair and maintenance costs in connection with Tenant's use thereof, as well as all real estate taxes and assessments attributable to the Parking Lot. The parties agree to maintain insurance for the Parking Lot consistent with the terms and conditions of this Lease.

     21.18 FORCE MAJEURE. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents,

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


employees and invitees, or any other cause beyond the reasonable control of Landlord.

     21.19 LANDLORD'S AND TENANT'S EXPENSES. Tenant agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Tenant under this Lease, in curing any default by Tenant as provided in Section 19.2 hereof or in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's agreement, approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder.

     Landlord agrees to pay on demand Tenant's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Landlord under this Lease, in curing any default by Landlord in the Leased Premises or in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Landlord wherein Tenant is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Landlord requests Tenant's agreement, approval or consent to any action of Landlord which may be desired by Landlord or required of Landlord hereunder.

     21.20 EXECUTION OF LEASE BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and by Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein.

     21.21 TENANT'S AUTHORIZATION. If Tenant is a corporation, partnership, association or any other entity, Tenant shall furnish to Landlord, within ten
(10) days after written request therefor from Landlord, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and performance by Tenant of its obligations hereunder, and evidencing that the person who physically executed the Lease on behalf of Tenant was duly authorized to do so.

     21.22 EXCULPATORY CLAUSE. Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, its members, officers, directors, shareholders or partners, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord of every sort, if any, is hereby expressly waived by Tenant, to the extent permitted by law, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Leased Premises for the payment thereof.

     If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of

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


or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Leased Premises, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Leased Premises (whichever is applicable) and not out of any other assets of Landlord, or any of its members, officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

     21.23 AIRPORT ACCESS. Tenant acknowledges that it shall have no right of access to Port Columbus International Airport by virtue of this Lease. Any such access shall be pursuant to the terms of a separate agreement between Tenant and the Columbus Airport Authority. In the event Tenant enters into such an agreement with the Columbus Airport Authority, Tenant agrees to abide by all of the terms and conditions thereof, and Tenant shall indemnify Landlord in the event of any liability to Landlord on account of Tenant's non-compliance therewith.

     21.24 EXPANSION AREA. The parties hereby agree that the area depicted on page 3 of the Site Plan is currently identified by Landlord as a potential expansion area for Tenant, subject to Landlord and Tenant agreeing upon the terms and conditions of a lease therefore. In the event that Tenant elects to expand into said area, Tenant must notify Landlord at any time before the date which is five (5) calendar years after the Tenant Entrance Date, or (subject to the second grammatical paragraph of this Section 21.24) Landlord shall no longer be required to reserve said area for Tenant's use. If Tenant so elects to expand into said area, said election shall be null and void if Landlord and Tenant are unable, in the exercise of good faith efforts, to agree upon the terms and conditions of a lease within sixty (60) days after Landlord receives Tenant's notice. Additionally, Tenant may not exercise the foregoing expansion right if Tenant is in default under the Lease or if Tenant is not operating its business in substantially all of the Leased Premises.

     In the event that Tenant does not elect to expand into the expansion area within said five (5) year period, Tenant shall thereafter have the right to lease the expansion area as described below. Landlord shall notify Tenant of the material lease terms for all or any part of the expansion area which Landlord would be willing to accept (the "Acceptable Terms") by notice to Tenant. Tenant shall thereafter have thirty (30) days to determine whether or not to enter into an amendment to this Lease with Landlord on the Acceptable Terms. Any election by Tenant shall be in writing. If Tenant fails to respond within said thirty
(30) day period, Tenant shall be deemed to have rejected said terms. In the event that Tenant does not exercise the right to lease contained herein, Landlord shall be permitted to enter into a lease with a third party consistent with the Acceptable Terms, in which event Tenant shall have no further rights of options under this Section 21.24. In the event no lease is consummated pursuant to the Acceptable Terms with a third party, for any reason, then the rights contained in this Section 21.24 shall continue, and no further lease of the expansion area shall be permitted without first offering the opportunity to Tenant in accordance with this section. Additionally, Tenant may not exercise the foregoing expansion right if Tenant is in default under the Lease or if Tenant is not operating its business in substantially all of the Leased Premises.

     21.25 CONSENT. Whenever this Lease requires the consent of either party hereto, such consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that this provision shall not apply where a specific standard is otherwise set forth for granting or withholding consent in this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


                                     xxxiv

                              LANDLORD:
                              4300 EAST FIFTH AVENUE LLC,
                              an Ohio limited liability company

                                 By:   JUBILEE-AIRCENTER, L.L.C.,
                                       a Delaware limited liability company
                                       Its Managing Member

                                       By:   JUBILEE LIMITED PARTNERSHIP,
                                             an Ohio limited partnership,
                                             Its Managing Member

                                             By:   SCHOTTENSTEIN PROFESSIONAL
                                                   ASSET MANAGEMENT
                                                   CORPORATION,
                                                   a Delaware corporation,
                                                   Its General Partner


                                                   BY: /s/ Jay Schottenstein
---------------------------                           --------------------------
Print Name:
           ----------------
                                                   ITS: President
---------------------------                            -------------------------
Print Name:
           ----------------



                                       TENANT:
                                       SHONAC CORPORATION,
                                       an Ohio corporation


                                       BY:  /s/ John C. Rossler
---------------------------               ----------------------------
Print Name:                                John C. Rossler
           ----------------                Executive Vice President/Chief
                                           Operating Officer
---------------------------
Print Name:
           ----------------

STATE OF OHIO              :
                           : ss.
COUNTY OF FRANKLIN         :

     The foregoing instrument was acknowledged before me this _______ day of __________________________, 2000, by _____________________________________,
___________________ of Schottenstein Professional Asset Management Corporation, a Delaware corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of Jubilee-Aircenter L.L.C., a Delaware limited liability company, Managing Member of 4300 East Fifth Avenue LLC, an Ohio limited liability company, for and on behalf of said limited liability company.


                                            _________________________________
                                            Notary Public



STATE OF OHIO              :
                           : ss.
COUNTY OF FRANKLIN         :

     The foregoing instrument was acknowledged before me this _______ day of __________________________, 2000, by John C. Rossler, Executive Vice
President/Chief Operating Officer, of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.



                                            _________________________________
                                            Notary Public











                                xxxvi